Exhibit 10.2

FIFTH AMENDMENT TO AIRCRAFT MANAGEMENT SERVICES AGREEMENT

THIS FIFTH AMENDMENT TO AIRCRAFT MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is effective as of March 6, 2026 (the “Amendment Effective Date”), among flyExclusive, Inc. (“Service Provider” or “FLYX”) and Volato Group, Inc. (the “Company” or “SOAR”).

RECITALS:

A. Company and Service Provider previously entered into that certain Aircraft Management Services Agreement dated as of September 2, 2024, as amended on March 26, 2025, August 29, 2025, September 12, 2025, and October 1, 2025 (the “AMS Agreement”).

B. Company and Service Provider now desire to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Service Provider hereby agree as follows:

1. DEFINED TERMS; RECITALS. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the AMS Agreement (as modified hereby). All of the Recitals stated above are true and accurate and by this reference are incorporated into and made a part of the body of this Amendment.

2. AMENDMENT TO AMS AGREEMENT.

2.1 Section 4(f) of the AMS Agreement is hereby amended and restated in its entirety as follows:“(f) Asset Options.

The Company hereby grants to Service Provider, subject to the terms and conditions stated herein, the right to purchase from the Company certain aviation-related assets and assume certain obligations of the Company and/or its subsidiaries (the “Service Provider Option”), and Service Provider hereby grants to the Company, subject to the terms and conditions stated herein, the right to sell to Service Provider certain aviation-related assets and assign certain obligations of the Company and/or its subsidiaries to Service Provider (the “Company Option,” and collectively with the Service Provider Option, the “Asset Options”). Upon exercise of either of the Asset Options, the Company and Service Provider shall execute an asset purchase agreement (the “Asset Purchase Agreement”) in the form of Exhibit A, attached hereto, updated to reflect the actual assets purchased upon such exercise as annotated on Exhibit A. Each of the Service Provider and the Company shall perform its obligations as set forth in the Asset Purchase Agreement upon exercise of either of the Asset Options.

The assets to be purchased by exercise of either of the Asset Options are the “Purchased Assets” as defined in Section 1.1 of the Asset Purchase Agreement, and designated as either “Vaunt” assets or “Non-Vaunt Assets” in such Asset Purchase Agreement, which includes the assumption of all of Vaunt’s current flight subscription obligations as “Assumed Contract” as defined in the Asset Purchase Agreement. The assets to be purchased by exercise of the Asset Options specifically exclude the assets set forth in Section 1.3 of the Asset Purchase Agreement, including but not limited to the assets pertaining to the “Parslee business.” Section 1.2 of the Asset Purchase Agreement sets forth the liabilities that will and will not be assumed pursuant to the Asset Purchase Agreement.

The Company Option may be exercised by SOAR up to two (2) times in the aggregate. Each exercise of the Company Option shall be for one or more Purchased Assets selected by the Company from Section 1.1 of Exhibit A, at a purchase price determined by the Company for such exercise; provided, that the aggregate purchase price for all exercises of the Company Option shall equal and not exceed Two Million Dollars ($2,000,000) (the “Purchase Price”). The Company Option shall be exercisable by SOAR beginning on the Amendment Effective Date and end on the earlier of (w) the end of the Term, (x) the day immediately prior to the beginning of the exercise period of the Service Provider Option, and (y) the completion of the transaction set forth in Section 4(k).

The Service Provider Option shall be exercisable by FLYX beginning six (6) months following the completion of any Change of Control of the Company, and shall expire simultaneously with the end of the Term. For this Agreement, “Change of Control” shall mean the occurrence of any of the following: (A) a singular acquisition of more than 50% of the outstanding voting securities of the Company by any one person or affiliated group; (B) a merger or consolidation of the Company with another entity where the Company does not survive; or (C) any singular transaction in which a majority of the board of directors of the Company changes, but specifically excluding such a change set forth in (A) or (C) above in the event it occurs as part of a Company capital raise. Notwithstanding anything herein to the contrary, the Option shall not become exercisable solely by virtue of any internal restructuring, equity issuance, or change in director composition that does not involve a bona fide transfer of control to an unrelated third party. The Company and FLYX consummation of that certain Agreement and Plan of Merger and Reorganization by and among Volato, Volato Merger Subsidiary, Inc. and M2i Global, Inc., dated as of July 28, 2025 or any substantially similar transaction (the “M2i Merger Agreement”) would constitute a “Change of Control” under this Agreement.

The purchase price (“Purchase Price”) for the Asset Options shall be Two Million Dollars ($2,000,000) in cash or common shares of FLYX, or any combination thereof at FLYX’s discretion. Any fraction of FLYX common stock calculated for the Purchase Price in whole or part shall be rounded up to the nearest whole number of FLYX common stock. For any portion of the Purchase Price paid in FLYX common stock, the value of the FLYX common stock shall be determined as the VWAP of FLYX common stock as of the Effective Date of the Asset Purchase Agreement. After one of the Company Options has been exercised, the Purchase Price for the Service Provider Option shall be reduced by the amount of consideration paid by Service Provider in connection with the closing of the asset purchase agreement related to such exercised Company Option.

“VWAP” means, for any date of determination, the volume-weighted average price per share of FLYX common stock on the NYSE American LLC (or any successor exchange) as reported by Bloomberg L.P. under the function “VWAP” for the security designated as “FLYX <Equity> VWAP” (or, if Bloomberg ceases to publish VWAP, another reputable financial data source selected in good faith by the parties), calculated for the thirty (30) consecutive trading days ending on and including the fifth (5th) trading day prior to the applicable determination date. For the avoidance of doubt, “VWAP” shall be determined without regard to after-hours trading or any other trading outside of regular trading hours (9:30 a.m. to 4:00 p.m. New York City time) and shall exclude any block trades not reported contemporaneously with public trading data.

In the event that any asset or obligation is not transferrable by Company upon any exercise of the Company Option or Service Provider Option, as applicable (e.g., trademark application final rejection), then each of the Service Provider and the Company shall cooperate in the manner specified in Section 6.3 of the Asset Purchase Agreement.

The Company shall not, without the written consent of Service Provider: (1) transfer any asset or obligation prior to the exercise of either the Asset Options (other than internal reorganizations), or (2) issue third-party licenses to any asset or assets subject to the Asset Purchase Agreement except non-exclusive licenses in the ordinary course of business.

Registration of Option Shares.

If any Asset Option is exercised and Service Provider pays some or all of the Purchase Price in shares of FLYX common stock (the “Option Shares”), FLYX shall, promptly, but in any event, within thirty (30) days of the execution of the applicable Asset Purchase Agreement, file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or such other form as may be available) for the purpose of registering the resale of FLYX common stock issued to SOAR pursuant to such Asset Purchase Agreement (the “Option Shares”). FLYX shall use commercially reasonable efforts to cause such registration statement (the “Option Shares Initial Registration Statement”) to become effective as promptly as practicable and to remain effective until the date on which all such shares are eligible for resale under Rule 144 without restriction.

To the extent permitted by applicable SEC rules, the Option Shares Initial Registration Statement shall be filed as a shelf registration under Rule 415, and SOAR shall be entitled to request customary takedowns or prospectus supplements for resale transactions under such shelf. SOAR shall not be required to effect any resale under Rule 144 unless otherwise eligible under Rule 144(b)(1), and nothing herein shall be construed to treat SOAR as an underwriter. To the extent a shelf registration is not available, the Option Shares Initial Registration Statement shall be on Form S-1.

FLYX shall use commercially reasonable efforts to ensure that all shares issued or issuable under this Agreement, including the Option Shares, are approved for listing on the NYSE American LLC securities exchange (or any successor national exchange) following issuance and, in any event, prior to resale under any registration statement.

SOAR shall cooperate with FLYX in the preparation of the Option Shares Registration Statement(s) by providing all information reasonably requested by FLYX and in its possession or control, including customary representations, beneficial ownership certifications, and legal compliance materials.

Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that this Amendment shall not constitute, and shall not be deemed to constitute, a sale, assignment, or transfer of the Vaunt business or any aviation-related business line, and that any exercise of the Asset Options shall be contingent on a separate arms-length transaction.”

2.2 No Other Amendments. Except for the amendment expressly set forth in Section 2.1 of this Amendment, the AMS Agreement shall remain unchanged and in full force and effect.

3. EFFECT OF AMENDMENT. Upon execution of this Amendment, all references to the AMS Agreement shall mean the AMS Agreement as amended by this Amendment.

4 PROVISIONS OF GENERAL APPLICATION.

4.1 Entire Agreement; Costs and Expenses. This Amendment expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, negotiations, correspondence and agreements of the parties regarding such subject matter. Each party shall bear its own fees and costs incurred in connection with the negotiation, preparation and execution of this Amendment.

4.2 This Amendment does not and shall not be construed to transfer, assign, or convey to FLYX any ownership interest, risk of loss, or benefit of appreciation or income in any asset or obligation owned or managed by Volato Group. The parties expressly disclaim any intent that this Amendment constitute a sale, capital contribution, or other transaction that could be construed to confer an equity interest or economic ownership in Volato Group or its assets or obligations to FLYX or any of its affiliates. Nothing in this Amendment shall be interpreted to create a partnership, joint venture, or fiduciary relationship between the parties. Each party shall act solely as an independent contractor under this Agreement.

4.3 The Parties acknowledge that all equity issued under this Amendment is at fair market value as determined pursuant to independently verifiable 30-day VWAP pricing, and no valuation premium, discount, or incentive is implied.

4.4 For the avoidance of doubt, the terms of this Amendment shall survive the Term of the AMS Agreement.

4.5 Counterparts; Facsimile, Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), or other electronic or facsimile format, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other party to this Amendment, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other similar state law.

[Signature pages to follow]

SERVICE PROVIDER: flyExclusive, Inc.,

a Delaware corporation

By: /s/ Jim Segrave

Name: Jim Segrave

Title: Chief Executive Officer

[Signatures continue on the following page]

COMPANY: Volato Group, Inc.,

a Delaware corporation

By: /s/ Mark Heinen

Name: Mark Heinen

Title: Chief Financial Officer

Exhibit A

Asset Purchase Agreement